UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

December 2, 2009

SONGZAI INTERNATIONAL HOLDING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-28806	43-1932733

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, California 91748

 (Address of principal executive offices, including zip code)

(626) 581-8878
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2009, the Board of Directors (the “Board”) of Songzai International Holding Group, Inc. (the “Company”) adopted amendments to its Bylaws (the “Bylaws”), effective immediately.  In addition to amendments to Articles I and II of the Bylaws, Article VI of the Bylaws was amended to comply with rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market that require listed companies to be eligible to issue shares in either certificated or uncertificated form by incorporating into Article VI the concept of uncertificated shares, as well as adding provisions relating to the administration of such shares.  Previously, the Bylaws did not specifically provide for the issuance of uncertificated shares.  A copy of the Bylaws, as amended, is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Set forth below is a description of the specific amendments to the Bylaws:

Article I

Article I of the Bylaws has been amended to clarify that the registered office and registered agent of the Company are set forth in the Articles of Incorporation or any certificate filed with the Secretary of State of the State of Nevada.  Previously, the Bylaws named the registered agent of the Company in the State of Nevada.

Article II

Article II, Section 2.1 of the Bylaws has been amended to provide that the annual meeting of stockholders, at which meeting the stockholders will elect the members of the Board and transact any other business properly brought before the meeting, is to be held at such time as determined by the Board.  Prior to the amendment, Section 2.1 designated June 1 of each year as the date of the annual meeting and set forth certain procedural requirements regarding alternative dates, failure to hold a meeting on such date or failure to elect directors on such date.

Article VI

Article VI, Section 6.1 of the Bylaws has been amended to provide that the shares of stock of the Company may be issued in the form of uncertificated shares, in addition to certificated shares, upon the adoption of a resolution of the Board authorizing the issuance of uncertificated shares.  In addition, Section 6.1 was amended to revise the requirements specifying the information to be retained in the stock ledger to address both certificated and uncertificated shares and to require the delivery of a notice to holders of uncertificated shares providing them with information that would otherwise be set forth on a stock certificate.

Article VI, Section 6.2 of the Bylaws, which addresses transfers of shares, has been amended to provide that upon the transfer of shares, either certificated or uncertificated, the Company can issue either certificated or evidence of uncertificated shares to the transferee, and further provides for the cancellation of the old certificate or uncertificated shares and the recording of the transaction in the Company’s books.

Article VI, Section 6.3 of the Bylaws has been amended to allow the Board to appoint one or more transfer agents and registrars for the transfer and registration of uncertificated shares in addition to certificates of stock.

Article VI, Section 6.4 of the Bylaws has been amended to add the ability of the Company to issue uncertificated shares, in addition to certificated shares, in the event of the replacement of lost, stolen or destroyed certificates.

Item 9.01          Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Songzai International Holding Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Songzai International Holding Group, Inc.

Date: December 4, 2009	/s/ Hongwen Li
Hongwen Li Chief Executive Officer